                                                                    Exhibit 23.8


                [LETTERHEAD OF SIMAT, HELLIESEN & EICHNER, INC.]

                                                  August   , 2001

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

         Re:  Lease Investment Flight Trust, Series 2001-1

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-4 (as amended, the "Registration Statement") of Lease Investment Flight Trust (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1 and Class C-2 Notes.

         We hereby consent to (i) the inclusion of "the Commercial Aircraft Industry" section in the prospectus contained in the Registration Statement,
(ii) the references to our firm in such prospectus, including the reference under the caption "Experts" and (iii) the filing of this letter as an exhibit to the Registration Statement.

                                             SIMAT, HELLIESEN & EICHNER, INC.


                                             By: /s/ CLIVE G MEDLAND
                                                 ----------------------------
                                                 Name:  Clive G Medland
                                                 Title: Vice President